Exhibit 99.1

Press Release

Ikanos Appoints R. Douglas Norby to Board of Directors

FREMONT, Calif., January 7, 2011 — Ikanos Communications, Inc. (NASDAQ: IKAN), a leading provider of advanced broadband semiconductor and software products for the digital home, today announced that R. Douglas Norby has been appointed to its board of directors as a non-executive director. Doug has also been appointed to the Audit Committee and the Nominating and Corporate Governance Committee.

“Doug brings 25-plus years of financial management and technology-industry experience to Ikanos’ board of directors,” said Dado Banatao, executive chairman of the board, Ikanos. “His executive-level expertise, and proven leadership in the semiconductor and technology sectors will be great assets to the Company as we grow and expand our portfolio for existing and emerging markets.”

Norby has a diverse background, strong financial management experience and a successful track record in both early stage and public companies in a range of industries. Norby has been Chief Financial Officer (CFO) at no fewer than seven technology corporations including Fairchild Camera and Instrumentation Corporation, ITEL Corporation, Mentor Graphics Corporation, LSI Logic, Novalux, Inc., Tessera Technologies, Inc., and Zambeel, Inc.

Norby’s experience also spans the entertainment and pharmaceutical sectors. He was President of Lucasfilm, Ltd., and Senior Vice President and CFO for Syntex Corporation.

Norby serves on the board of directors for STATSChipPac, Ltd., MagnaChip Semiconductor, Ltd., Alexion Pharmaceuticals, Inc., NEXX Systems, Inc. and Invensense, Inc.

Norby holds a B.A. in Economics from Harvard College and an M.B.A. from Harvard Business School.

About Ikanos Communications, Inc.

Ikanos Communications, Inc. (NASDAQ: IKAN) is a leading provider of advanced broadband semiconductor and software products for the digital home. The company’s broadband DSL, communications processors and other offerings power access infrastructure and customer premises equipment for network equipment manufacturers and telecommunications service providers. For more information, visit www.ikanos.com.

© 2011 Ikanos Communications, Inc. All Rights Reserved. Ikanos Communications, Ikanos, the Ikanos logo, the Bandwidth without boundaries tagline, Fusiv, Fx, FxS, iQV, Ikanos Velocity and Ikanos NodeScale Vectoring are among the trademarks or registered trademarks of Ikanos Communications. All other trademarks mentioned herein are properties of their respective holders. All other trademarks mentioned herein are properties of their respective holders.

Cautionary Statement

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. Such forward-looking statements are based on our current expectations, assumptions and projections about future events related to our products, industry and business, management’s beliefs, and certain assumptions, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. These statements may include, but are not limited to, statements regarding the company’s plans to grow and expand our portfolio and enter new markets. For a further discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Ikanos’ Annual Report and its most recent Quarterly Report on Form 10-Q for the quarter ended October 3, 2010. Ikanos cannot assure that the events and circumstances reflected in any forward-looking statements will be achieved or occur, nor does Ikanos undertake any obligation to update any forward-looking statements for any reason after the date of this press release.

Contact:	Margo Westfall Ikanos Communications +1.510.438.6276 mwestfall@ikanos.com

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